                                                                    EXHIBIT 10.1




                        COMMON STOCK PURCHASE AGREEMENT



                          Dated as of January 9, 2001



                                 by and between



                            NEXELL THERAPEUTICS INC.



                                      and



                                ACQUA WELLINGTON

                       NORTH AMERICAN EQUITIES FUND, LTD.

                               TABLE OF CONTENTS

                                                                            Page
ARTICLE I        Definitions...............................................    1

     Section 1.1   Definitions.............................................    1

ARTICLE II       Purchase and Sale of Common Stock.........................    4

     Section 2.1   Purchase and Sale of Stock..............................    4
     Section 2.2   The Shares..............................................    4
     Section 2.3   Purchase and Closing....................................    4

ARTICLE III      Representations and Warranties............................    5

     Section 3.1   Representations and Warranties of the Company...........    5
     Section 3.2   Representations and Warranties of the Purchaser.........   11

ARTICLE IV       Covenants.................................................   13

     Section 4.1   Securities Compliance...................................   13
     Section 4.2   Registration and Listing................................   13
     Section 4.3   Registration Statement..................................   13
     Section 4.4   Compliance with Laws....................................   13
     Section 4.5   Keeping of Records and Books of Account.................   14
     Section 4.6   Intentionally Omitted...................................   14
     Section 4.7   Non-public Information..................................   14
     Section 4.8   Intentionally Omitted...................................   14
     Section 4.9   No Stop Orders..........................................   14
     Section 4.10  Amendments to the Registration Statement................   14
     Section 4.11  Prospectus Delivery.....................................   15
     Section 4.12  Other Financing.........................................   15
     Section 4.13  Notices.................................................   15

ARTICLE V        Conditions to Closing, Draw Downs and Call Options........   16

     Section 5.1   Conditions Precedent to the Issuance of a Draw Down
                     Notice................................................   16
     Section 5.2   Conditions Precedent to the Obligation of the
                     Purchaser to Close....................................   17
     Section 5.3   Conditions Precedent to the Obligation of the Purchaser
                     to Accept a Draw Down Notice and Purchase the Shares..   18

ARTICLE VI       Draw Down Terms; Call Option..............................   19

     Section 6.1   Draw Down Terms.........................................   19
     Section 6.2   Purchaser's Call Option.................................   22

ARTICLE VII       Termination.............................................  23

     Section 7.1    Termination by Mutual Consent.........................  23
     Section 7.2    Other Termination.....................................  23
     Section 7.3    Effect of Termination.................................  23

ARTICLE VIII      Indemnification.........................................  24

     Section 8.1    General Indemnity.....................................  24
     Section 8.2    Indemnification Procedures............................  25

ARTICLE IX        Miscellaneous...........................................  26

     Section 9.1    Fees and Expenses.....................................  26
     Section 9.2    Specific Enforcement, Consent to Jurisdiction.........  27
     Section 9.3    Entire Agreement; Amendment...........................  27
     Section 9.4    Notices...............................................  27
     Section 9.5    Waivers...............................................  28
     Section 9.6    Headings..............................................  28
     Section 9.7    Successors and Assigns................................  29
     Section 9.8    Governing Law.........................................  29
     Section 9.9    Survival..............................................  29
     Section 9.10   Counterparts..........................................  29
     Section 9.11   Publicity.............................................  29
     Section 9.12   Severability..........................................  29
     Section 9.13   Further Assurances....................................  29

                        COMMON STOCK PURCHASE AGREEMENT

     This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is dated as of
                                                 ---------
January 9, 2001 by and between Nexell Therapeutics Inc., a Delaware corporation (the "Company"), and Acqua Wellington North American Equities Fund, Ltd., a
      -------
limited liability company organized under the laws of the Commonwealth of The Bahamas (the "Purchaser").
              ---------

     The parties hereto agree as follows:


                                   ARTICLE I


                                  Definitions

        Section 1.1  Definitions.
                     -----------

        (a)  "Alternate Market" shall mean the Nasdaq Small Cap Market, the
              ----------------
American Stock Exchange, the New York Stock Exchange or the OTC Bulletin Board, whichever is at the time the principal trading exchange or market for the Common Stock.

        (b)  "Bylaws" shall have the meaning assigned to such term in
              ------
Section 3.1(c) hereof.

        (c)  "Call Option" shall have the meaning assigned to such term in
              -----------
Section 6.2(a) hereof.

        (d)  "Call Option Amount" shall mean the actual amount of proceeds
              ------------------
received by the Company upon the exercise of a Call Option by the Purchaser.

        (e)  "Charter" shall have the meaning assigned to such term in
              -------
Section 3.1(c) hereof.

        (f)  "Closing" shall have the meaning assigned to such term in
              -------
Section2.3 hereof.

        (g)  "Closing Date" shall have the meaning assigned to such term in
              ------------
Section 2.3 hereof.

        (h)  "Commission" shall mean the Securities and Exchange Commission.
              ----------

        (i)  "Commission Documents" all reports, schedules, forms, statements
              --------------------
and other documents required to be filed by it with the Commission pursuant to the reporting requirements of the Exchange Act, including material filed pursuant to Section 13(a) or 15(d) of the Exchange Act (including filings incorporated by reference therein).

        (j) "Commission Filings" shall mean the Company's Form 10-K for the
             ------------------
fiscal year ended December 31, 1999, Forms 10-Q for the periods ended September 30, 2000, June 30, 2000 and March 31, 2000, Registration Statement on Form S-3, No. 333-51440 and Form 8-K, dated July 19, 2000 and all other filings made by the Company after the date hereof pursuant to the Exchange Act.

        (k) "Common Stock" shall have the meaning assigned to such term in
             ------------
Section 2.1 hereof.

        (l) "Draw Down" shall mean the exercise by the Company of its right to
             ---------
request the purchase of shares of Common Stock by the Purchaser.

        (m) "Draw Down Amount" shall mean the actual amount of a Draw Down up to
             ----------------
$6,000,000 in any Draw Down Pricing Period or such other amount mutually agreed upon by the Purchaser and the Company.

        (n) "Draw Down Discount Percentage" shall mean (i) 89% if the Market
             -----------------------------
Capitalization is equal to or greater than $55,000,000 but less than $75,000,000, (ii) 90% if the Market Capitalization is equal to or greater than $75,000,000 but less than $100,000,000, and (iii) 93% if the Market
Capitalization is equal to or greater than $100,000,000 but less than $200,000,000; provided, however, that for every $100,000,000 increase in the
              --------  -------
Market Capitalization above $100,000,000, the draw down discount percentage shall be increased 0.5%, incrementally; provided, further, that if the Market
                                        --------  -------
Capitalization is equal to or greater than $500,000,000 the draw down discount percentage shall be equal to 95%.

        (o) "Draw Down Exercise Date" shall mean the date of issuance of a Draw
             -----------------------
Down Notice by the Company.

        (p) "Draw Down Notice" shall have the meaning assigned to such term in
             ----------------
Section 6.1(i) hereof.

        (q) "Draw Down Pricing Period" shall mean a period of twenty (20)
             ------------------------
consecutive Trading Days commencing on the first Trading Day designated as the start date of such draw down pricing period in the Draw Down Notice, or such other period mutually agreed upon by the Purchaser and the Company.

        (r) "Exchange Act" shall mean the Securities Exchange Act of 1934, as
             ------------
amended, and the rules and regulations of the Commission promulgated thereunder.

        (s) "Investment Period " shall have the meaning assigned to such term in
             -----------------
Section 7.1 hereof.

        (t) "Market Capitalization" shall be equal to the product of (i) the
             ---------------------
closing bid price of the Common Stock and (ii) the Company's outstanding shares of Common Stock on such date, each as determined on the Draw Down Exercise Date by Bloomberg Financial LP using the DES and HP Functions.

        (u)  "Material Adverse Effect" shall mean any effect on the business,
              -----------------------
results operations, prospects, properties or financial condition of the Company that is material and adverse to the Company and its Subsidiaries and affiliates, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement in any material respect.

        (v)  "Material Change in Ownership" shall mean that, as of any
              ----------------------------
particular measurement date, the officers and Significant Investors of the Company shall beneficially own in the aggregate less than 2 % of the outstanding Common Stock of the Company (assuming the conversions of the outstanding preferred stock held by the Significant Investors), except that for purposes of making any such calculation, Common Stock issued to the Purchaser pursuant to this Agreement shall not be included in such calculation.

        (w)  "Other Financing" shall have the meaning assigned to such term in
              ---------------
Section 4.12 hereof.

        (x)  "Prospectus" shall mean the prospectus in the form included in the
              ----------
Registration Statement, as supplemented by any Prospectus Supplement

        (y)  "Prospectus Supplement" shall mean any prospectus supplement to the
              ---------------------
Registration Statement filed with the Commission pursuant to Rule 424(b).

        (z)  "Registration Statement" shall mean the registration statement on
              ----------------------
Form S-3, Commission File Number 333-51440 under the Securities Act, filed with the Commission for the registration of the Shares, as such Registration Statement may be amended from time to time.

        (aa) "Securities Act" shall mean the Securities Act of 1933, as amended,
              --------------
and the rules and regulations of the Commission promulgated thereunder.

        (bb) "Settlement Date" shall have the meaning assigned to such term in
              ---------------
Section 6.1(d) hereof.

        (cc) "Shares" shall mean the shares of Common Stock of the Company that
              ------
may be purchased hereunder.

        (dd) "Significant Investors" investors in the Company who beneficially
              ---------------------
own 5% or more of the Common Stock outstanding as of the Closing Date (assuming the conversion of the outstanding preferred stock held by such investors).

        (ee) "Subsidiary" shall mean any corporation or other entity of which at
              ----------
least a majority of the securities or other ownership interest having ordinary voting power (absolutely or contingently) for the election of directors or other persons performing similar functions are at the time owned directly or indirectly by the Company and/or any of its other Subsidiaries.

        (ff) "Threshold Price" is the lowest the Company may set in the Draw
              ---------------
Down Notice to sell Shares during a Draw Down Pricing Period (not taking into account the Draw Down Discount Percentage during such Draw Down Pricing Period).

     (gg) "Trading Day" shall mean a day on which the Common Stock is traded on
           -----------
the Nasdaq National Market or an Alternate Market.

     (hh) "Truncated Draw Down Allocation Amount" shall mean the portion of the
           -------------------------------------
Draw Down Amount Requested that is allocated to the purchase of Shares in accordance with Section 6.1 hereof for each Trading Day in a reduced Draw
Down Pricing Period (as provided in Section 6.1(m) hereof).

     (ii) "VWAP" shall mean the daily volume weighted average price (based on a
           ----
Trading Day from 9:30 a.m. to 4:00 p.m., eastern time) of the Common Stock of the Company on the NASDAQ National Market or an Alternate Market as reported by Bloomberg Financial LP using the AQR function.


                                  ARTICLE II

                       Purchase and Sale of Common Stock

     Section 2.1   Purchase and Sale of Stock.  Subject to the terms and
                   --------------------------
conditions of this Agreement, the Company shall issue and sell to the Purchaser and the Purchaser shall purchase from the Company up to $23,000,000 of Common Stock based on up to eighteen (18) Draw Downs during the Investment Period as provided in Section 6.1 hereof. Subject to the terms and conditions of this Agreement, the Company in its discretion may also grant the Purchaser one (1) or more Call Options which may be exercised during any Draw Down Pricing Period, as provided in Section 6.2 hereof. The aggregate dollar amount of all Draw Down Amounts and Call Option Amounts pursuant to the terms and conditions of this Agreement shall not exceed $23,000,000.

     Section 2.2  The Shares.  The Company has authorized and has reserved and
                  ----------
covenants to continue to reserve, subject to Section 4.4(b) hereof, free of preemptive rights and other similar contractual rights of stockholders, a sufficient number of its authorized but unissued shares of its Common Stock to cover the Shares to be issued in connection with all Draw Downs and Call Options.

     Section 2.3  Purchase and Closing. In consideration of and in express
                  --------------------
reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, the Company agrees to issue and sell to the Purchaser and the Purchaser, agrees to purchase that number of the Shares to be issued in connection with each Draw Down and each Call Option exercised by the Purchaser. The closing of the execution and delivery of this Agreement shall occur upon delivery by facsimile of executed signature pages of this Agreement and all other document, instruments and writings required to be delivered pursuant to this Agreement to the offices of Jenkens & Gilchrist Parker Chapin LLP, The Chrysler Building, 405 Lexington Avenue, New York, NY 10174 (the "Closing") at
                                                                  -------
10:00 a.m., eastern time, on (i) January 10, 2001, or (ii) such other time and place or on such date as the Purchaser and the Company may agree upon (the "Closing Date"). Each party shall deliver all documents, instruments and
 ------------
writings required to be delivered by such party pursuant to this Agreement at or prior to the Closing.

                                  ARTICLE III

                        Representations and Warranties

     Section 3.1  Representations and Warranties of the Company.  The Company
                  ---------------------------------------------
hereby makes the following representations and warranties to the Purchaser:

     (a)  Organization, Good Standing and Power.  The Company is a corporation
          -------------------------------------
duly incorporated, validly existing and in good standing under the laws of Delaware and has the requisite corporate power to own, lease and operate its properties and assets and to conduct its business as it is now being conducted. The Company and each such Subsidiary is duly qualified as a foreign corporation to do business and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have a Material Adverse Effect.

     (b)  Authorization; Enforcement.  The Company has the requisite corporate
          --------------------------
power and authority to enter into and perform this Agreement and to issue and sell the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and, except as contemplated by Section 4.4(b), no further consent or authorization of the Company or its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Company. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     (c)  Capitalization.  The authorized capital stock of the Company and the
          --------------
shares thereof issued and outstanding as of the date hereof are set forth in the Registration Statement or on Schedule 3.1(c) attached hereto. All of the
                             ---------------
outstanding shares of the Common Stock have been duly and validly authorized, and are fully paid and non-assessable. Except as set forth in this Agreement, the Commission Documents, the Commission Filings or on Schedule 3.1(c), as of
                                                       ---------------
the Closing Date no shares of Common Stock are entitled to preemptive rights or registration rights and there are no outstanding options, warrants, scrip, rights to subscribe to, call or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares of capital stock of the Company. Furthermore, except as set forth in this Agreement, the Commission Documents, the Commission Filings or on Schedule 3.1(c), as of the Closing
                                        ---------------
Date there are no contracts, commitments, understandings, or arrangements by which the Company is or may become bound to issue additional shares of the capital stock of the Company or options, securities or rights convertible into shares of capital stock of the Company.

Except for customary transfer restrictions contained in agreements entered into by the Company in order to sell restricted securities or as set forth in the Commission Documents, the Commission Filings or on Schedule 3.1(c), as of the
                                                   ---------------
Closing Date, the Company is not a party to any agreement granting registration rights to any person with respect to any of its equity or debt securities. The Company is not a party to, and it has no knowledge of, any agreement restricting the voting or transfer of any shares of the capital stock of the Company. The offer and sale of all capital stock, convertible securities, rights, warrants, or options of the Company issued prior to the Closing complied with all applicable federal and state securities laws, and no stockholder has a right of rescission or damages with respect thereto which would have a Material Adverse Effect. The Company has furnished or made available to the Purchaser true and correct copies of the Company's Amended and Restated Certificate of Incorporation as in effect on the date hereof (the "Charter"), and the Company's
                                                    -------
Bylaws as in effect on the date hereof (the "Bylaws").
                                             ------
     (d)  Issuance of Shares.  The Shares to be issued under this Agreement have
          ------------------
been duly authorized by all necessary corporate action and, when paid for and issued in accordance with the terms hereof, the Shares shall be validly issued and outstanding, fully paid and non-assessable, and the Purchaser shall be entitled to all rights accorded to a holder of Common Stock.

     (e)  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement by the Company and the consummation by the Company of the transactions contemplated herein do not (i) violate any provision of the Company's Charter or Bylaws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state, local or foreign statute, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, in all cases (other than violations pursuant to clauses (i) and (iv) (to the extent of federal securities law)), for such conflicts, defaults, terminations, amendments, accelerations, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect. The Company is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement, or issue and sell the Shares to the Purchaser in accordance with the terms hereof (other than any filings which may be required to be made by the Company with the Commission, or the Nasdaq National Market subsequent to the Closing, and the Registration Statement); provided that, for purpose of the representation made in this sentence, the Company is assuming and relying upon the accuracy of the relevant representations and agreements of the Purchaser herein.

     (f)  Commission Documents, Financial Statements.  The Common Stock of the
          ------------------------------------------
Company is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and except as disclosed in the Commission Documents, the Commission Filings or on Schedule
                                                                    --------
3.1(f) attached hereto, since December 31, 1999, the Company has timely filed
------
all Commission Documents. The Company has delivered or made available to the Purchaser true and complete copies of the Commission Documents filed with the Commission since December 31, 1999 and prior to the Closing Date. The Company has not provided to the Purchaser any information which, according to applicable law, rule or regulation, should have been disclosed publicly by the Company but which has not been so disclosed, other than with respect to the transactions contemplated by this Agreement. The Form 10-K for the year ended December 31, 1999 complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the said Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Commission Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission or other applicable rules and regulations with respect thereto. Such financial statements have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis
                                           ----
during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Company and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).

     (g)  Subsidiaries.  The Commission Documents or Schedule 3.1(g) attached
          ------------                               ---------------
hereto set forth each Subsidiary of the Company as of the date hereof, showing the jurisdiction of its incorporation or organization and showing the percentage of the Company's ownership of the outstanding stock or other interests of such Subsidiary. Except as set forth in the Commission Documents or the Commission Filings, none of such Subsidiaries is a "significant subsidiary" as defined in Regulation S-X.

     (h)  No Material Adverse Effect.  Since September 30, 2000, the Company
          --------------------------
has not experienced or suffered any Material Adverse Effect except continued losses from operations.

     (i)  No Undisclosed Liabilities.  Except as disclosed on Schedule 3.1(i)
          --------------------------                          ---------------
attached hereto, the Company has no liabilities, obligations, claims or losses (whether liquidated or unliquidated, secured or unsecured, absolute, accrued, contingent or otherwise) that would be required to be disclosed on a balance sheet of the Company or any Subsidiary (including the notes thereto) in conformity with GAAP not disclosed in the Commission Documents or Commission Filings, other than those incurred in the ordinary course of the Company's or its Subsidiaries respective businesses since September 30, 2000 and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

     (j)  No Undisclosed Events or Circumstances.  No event or circumstance has
          --------------------------------------
occurred or exists with respect to the Company or its Subsidiaries or their respective businesses, properties, prospects, operations or financial condition, which, under applicable law, rule or regulation, requires public disclosure or announcement by the Company but which has not been so publicly announced or disclosed and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

     (k)  Indebtedness.  Schedule 3.1(k) sets forth as of September 30, 2000 all
          ------------   ---------------
outstanding secured and unsecured Indebtedness of the Company, or for which the Company or any Subsidiary has commitments through such date (other than as set forth in the Commission Documents or the Commission Filings). For the purposes of this Agreement, "Indebtedness" shall mean (a) any liabilities for borrowed
                    ------------
money or amounts owed in excess of $100,000 (other than trade accounts payable incurred in the ordinary course of business), (b) all guaranties, endorsements and other contingent obligations in respect of Indebtedness of others, whether or not the same are or should be reflected in the Company's balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (c) the present value of any lease payments in excess of $100,000 due under leases required to be capitalized in accordance with GAAP. Neither the Company or any Subsidiary is in default with respect to any Indebtedness.

     (l)  Title to Assets.  Each of the Company and its Subsidiaries has good
          ---------------
and marketable title to all of its real and personal property reflected in the Commission Documents, free of any mortgages, pledges, charges, liens, security interests or other encumbrances, except for those indicated in the Commission Documents or the Commission Filings or on Schedule 3.1(l) attached hereto such
                                          ---------------
that could not reasonably be expected to cause a Material Adverse Effect. All said leases of the Company and each of its Subsidiaries are valid and subsisting and in full force and effect in all material respects.

     (m)  Actions Pending.  There is no action, suit, claim, investigation or
          ---------------
proceeding pending or, to the knowledge of the Company, threatened against the Company which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. Except as set forth in the Commission Documents, the Commission Filings or on Schedule
                                                                       --------
3.1(m) hereto, there is no action, suit, claim, investigation or proceeding
------
pending or, to the knowledge of the Company, threatened, against or involving the Company or any Subsidiary, or any of their respective properties or assets which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

     (n)  Compliance with Law.  The business of the Company has been and is
          -------------------
presently being conducted in accordance with all applicable federal, state and local governmental laws, rules, regulations and ordinances, except as set forth in the Commission Documents, the Commission Filings or on Schedule 3.1(m) hereto
                                                          ---------------
such that do not cause a Material Adverse Effect. Each of the Company and its Subsidiaries has all franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals necessary for the conduct of its business as now being conducted unless the failure to possess such franchises, permits, licenses, consents and other governmental or regulatory authorizations and approvals, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

     (o)  Certain Fees.  No brokers, finders or financial advisory fees or
          ------------
commissions will be payable by the Company with respect to the transactions contemplated by this Agreement.

     (p)  Disclosure.  To the Company's knowledge, neither this Agreement or the
          ----------
Schedules hereto nor any other documents, certificates or instruments furnished to the Purchaser by or on behalf of the Company in connection with the transactions contemplated by this Agreement contain any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements made herein or therein, in the light of the circumstances under which they were made herein or therein, not misleading.

     (q)  Operation of Business.  The Company or its Subsidiaries owns or has
          ---------------------
a valid right to use all patents, trademarks, service marks, trade names, copyrights, licenses and authorizations as set forth in the Commission Documents or the Commission Filings and all rights with respect to the foregoing, which are necessary for the conduct of its business as now conducted without, to the Company's knowledge, any conflict with the rights of others, except to the extent set forth in the Commission Documents or the Commission Filings that a Material Adverse Effect could not reasonably be expected to result from such conflict.

     (r)  Environmental Compliance.  Except as disclosed in the Commission
          ------------------------
Filings, Commission Documents or on Schedule 3.1(r) attached hereto, the Company has obtained all approvals, authorization, certificates, consents, licenses, orders and permits or other similar authorizations of all governmental authorities, or from any other person, that are required under any Environmental Laws except where the failure to do so would not have a Material Adverse Effect. "Environmental Laws" shall mean all applicable laws relating to the protection
 ------------------
of the environment including, without limitation, all requirements pertaining to reporting, licensing, permitting, controlling, investigating or remediating emissions, discharges, releases or threatened releases of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, materials or wastes, whether solid, liquid or gaseous in nature, into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of hazardous substances, chemical substances, pollutants, contaminants or toxic substances, material or wastes, whether solid, liquid or gaseous in nature. Except for such instances as would not individually or in the aggregate have a Material Adverse Effect, to the best of the Company's knowledge, there are no past or present events, conditions, circumstances, incidents, actions or omissions relating to or in any way affecting the Company that violate or could reasonably be expected to violate any Environmental Law after the Closing or that could reasonably be expected to give rise to any environmental liability, or otherwise form the basis of any claim, action, demand, suit, proceeding, hearing, study or investigation (i) under any Environmental Law, or (ii) based on or related to the manufacture, processing, distribution, use, treatment, storage (including without limitation underground storage tanks), disposal, transport or handling, or the emission, discharge, release or threatened release of any hazardous substance.

     (s)  Material Agreements.  Except as set forth in the Commission Documents,
          -------------------
the Commission Filings or on Schedule 3.1(s) attached hereto, the Company is not
                             ---------------
a party to any written or oral contract, instrument, agreement, commitment, obligation, plan or arrangement, a copy of which would be required to be filed with the Commission as an exhibit to a registration statement on Form S-3 or applicable form (collectively, "Material Agreements")
                                                         -------------------
if the Company was registering securities under the Securities Act. The Company has in all material respects performed all the obligations required to be performed by it to date under the Material Agreements, has received no notice of default by the Company and, to the best of the Company's knowledge is not in default under any Material Agreement now in effect, the result of which could reasonably be expected to cause a Material Adverse Effect.

     (t)  Transactions with Affiliates.  Except as set forth in the Commission
          ----------------------------
Documents, the Commission Filings or on Schedule 3.1(t) attached hereto, there
                                        ---------------
are no loans, leases, agreements, contracts, royalty agreements, management contracts or arrangements or other continuing transactions exceeding $100,000 between (a) the Company, or any of its customers (excluding agreements related to the purchase or lease of the Company's products) or suppliers on the one hand, and (b) on the other hand, any officer, employee, consultant or director of the Company, or any person who would be covered by Item 404(a) of Regulation S-K or any corporation or other entity controlled by such officer, employee, consultant, director or person.

     (u)  Securities Act of 1933.  The Company has complied in all material
          ----------------------
respects with all applicable federal and state securities laws in connection with the offer, issuance and sale of the Shares hereunder.

          (i) Each Prospectus included as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, or filed pursuant to Rule 424 under the Securities Act, complied when so filed in all material respects with the provisions of the Securities Act. The Commission has not issued any order preventing or suspending the use of any Prospectus.

          (ii) The Company meets the requirements for the use of Form S-3 under the Securities Act. The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto became effective and the Prospectus and any supplement or amendment thereto when filed with the Commission under Rule 424(b) under the Securities Act, complied in all material respects with the provisions of the Securities Act and did not at any such times contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they made) not misleading, except that this representation and warranty does not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to the Purchaser furnished to the Company in writing by or on behalf of the Purchaser expressly for use therein.

          (iii) The Company has not distributed and, prior to the completion of the sale of the Shares to the Purchaser, will not distribute any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the Prospectus or other materials, if any, permitted by the Securities Act.

     (v)  Employees.  As of the Closing Date, the Company has no collective
          ---------
bargaining arrangements or agreements covering any of its employees, except as set forth in the

Commission Documents, the Commission Filings or on Schedule 3.1(v) attached
                                                   ---------------
hereto. As of the Closing Date, since September 30, 2000, no officer, consultant or key employee of the Company whose termination, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, has terminated or, to the knowledge of the Company, has any present intention of terminating his or her employment or engagement with the Company, except as disclosed in the Commission Documents, the Commission Filings or on Schedule
                                                                    --------
3.1(v).
------

     (w)  Use of Proceeds.  The proceeds from the sale of the Shares will be
          ---------------
used by the Company and its Subsidiaries as set forth in the Registration Statement.

     (x)  Public Utility Holding Company Act and Investment Company Act Status.
          --------------------------------------------------------------------
The Company is not a "holding company" or a "public utility company" as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. The Company is not, and as a result of and immediately upon Closing will not be, an "investment company" or a company "controlled" by an "investment company," within the meaning of the Investment Company Act of 1940, as amended.

     (y)  ERISA.  No liability to the Pension Benefit Guaranty Corporation has
          -----
been incurred with respect to any Plan (as defined below) by the Company which is or would have a Material Adverse Effect. The execution and delivery of this Agreement and the issue and sale of the Shares will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), provided that, if any of the
                                       ----
Purchaser, or any person or entity that owns a beneficial interest in any of the Purchaser, is an "employee pension benefit plan" (within the meaning of Section 3(2) of ERISA) with respect to which the Company is a "party in interest" (within the meaning of Section 3(14) of ERISA), the requirements of Sections 407(d)(5) and 408(e) of ERISA, if applicable, are met. As used in this Section 3.1(y), the term "Plan" shall mean an "employee pension benefit plan" (as
                  ----
defined in Section 3 of ERISA) which is or has been established or maintained, or to which contributions are or have been made, by the Company or by any trade or business, whether or not incorporated, which, together with the Company, is under common control, as described in Section 414(b) or (c) of the Code.

     (z)  Acknowledgment Regarding Purchaser's Purchase of Shares.  The Company
          -------------------------------------------------------
acknowledges and agrees that the Purchaser is acting solely in the capacity of arm's length purchaser with respect to this Agreement and the transactions contemplated hereunder. The Company further acknowledges that the Purchaser is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereunder and any advice given by the Purchaser or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereunder is merely incidental to the Purchaser's purchase of the Shares.

     Section 3.2  Representations and Warranties of the Purchaser.  The
                  -----------------------------------------------
Purchaser hereby makes the following representations and warranties to the
Company:

     (a)  Organization and Standing of the Purchaser.  The Purchaser is a
          ------------------------------------------
limited liability company duly organized, validly existing and in good standing under the laws of the Commonwealth of the Bahamas.

     (b)  Authorization and Power.  The Purchaser has the requisite corporate
          -----------------------
power and authority to enter into and perform this Agreement and to purchase the Shares in accordance with the terms hereof. The execution, delivery and performance of this Agreement by Purchaser and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and no further consent or authorization of the Purchaser, its Board of Directors or stockholders is required. This Agreement has been duly executed and delivered by the Purchaser. This Agreement constitutes, or shall constitute when executed and delivered, a valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership, or similar laws relating to, or affecting generally the enforcement of, creditor's rights and remedies or by other equitable principles of general application.

     (c)  No Conflicts.  The execution, delivery and performance of this
          ------------
Agreement and the consummation by the Purchaser of the transactions contemplated hereby and thereby or relating hereto do not and will not (i) result in a violation of such Purchaser's charter documents or bylaws or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Purchaser is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Purchaser under any agreement or any commitment to which the Purchaser is party or by which the Purchaser is or by which any of its properties or assets are bound or (iv) result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Purchaser or its properties, except for such conflicts, defaults and violations as would not, individually or in the aggregate, prohibit or otherwise interfere with the ability of the Purchaser to enter into and perform its obligations under this Agreement in any material respect. The Purchaser is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of its obligations under this Agreement or to purchase the Shares in accordance with the terms hereof, provided that for purposes of the representation made in this sentence, the Purchaser is assuming and relying upon the accuracy of the relevant representations and agreements of the Company herein.

     (d)  Information.  The Purchaser and its advisors, if any, have been
          -----------
furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company. The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. Purchaser understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.

     (e)  Selling Restriction.  The Purchaser has the right to sell shares of
          -------------------
the Common Stock during the Investment Period. The Purchaser covenants, however, that prior to and during the Investment Period neither the Purchaser nor any of its affiliates nor any entity managed by the Purchaser will ever sell shares of Common Stock of the Company (including, without limitation, any grant of any option to purchase or acquire any right to dispose or otherwise dispose for value, any shares of Common Stock or any securities convertible into, or exchangeable for, or warrants to purchase, any shares of Common Stock or any swap, short sale, hedge or other agreement that transfers, in whole or in part, the economic risk of ownership of the Common Stock) other than what the Purchaser has accumulated under the terms of this Agreement in any accounts directly or indirectly managed by the Purchaser or any affiliate of the Purchaser or any entity managed by the Purchaser.

                                  ARTICLE IV

                                   Covenants

   The Company covenants with the Purchaser as follows, which covenants are for the benefit of the Purchaser and its permitted assignees, that during the term of this Agreement:

     Section 4.1  Securities Compliance.  The Company shall notify the
                  ---------------------
Commission and the Nasdaq National Market or an Alternate Market, if applicable, in accordance their rules and regulations, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Shares to the Purchaser.

     Section 4.2  Registration and Listing.  The Company will take all action
                  ------------------------
necessary to cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, will comply in all respects with its reporting and filing obligations under the Exchange Act, and will not take any action or file any document (whether or not permitted by the Securities Act or the rules promulgated thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under the Exchange Act or Securities Act, except as permitted herein. The Company will take all action necessary to continue the listing or trading of its Common Stock and the listing of the Shares purchased by Purchaser hereunder on the Nasdaq National Market or an Alternate Market and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the Nasdaq National Market or an Alternate Market.

     Section 4.3  Registration Statement.  Before the Company shall issue a Draw
                  ----------------------
Down Notice, the Company shall have caused a sufficient number of shares of Common Stock to be authorized and registered to cover the Shares to be issued in connection with this Agreement.

     Section 4.4  Compliance with Laws.
                  --------------------

     (a) The Company shall comply with all applicable laws, rules, regulations and orders, noncompliance with which would have a Material Adverse Effect.

        (b) The Company will not be obligated to issue and the Purchaser will not be obligated to purchase any shares of the Common Stock which would result in the issuance under this Agreement of more than nineteen and nine-tenths percent (19.9%) of the issued and outstanding shares of the Common Stock, unless such issuance has been duly approved by the shareholders of the Company.

        Section 4.5  Keeping of Records and Books of Account. The Company shall
                     ---------------------------------------
keep adequate records and books of account, in which complete entries will be made in accordance with GAAP consistently applied, reflecting all financial transactions of the Company and its Subsidiaries, and in which, for each fiscal year, all proper reserves for depreciation, depletion, obsolescence, amortization, taxes, bad debts and other purposes in connection with its business shall be made.

        Section 4.6  Intentionally Omitted.
                     ---------------------

        Section 4.7  Non-public Information.  Neither the Company nor any of its
                     ----------------------
officers or agents shall disclose any material non-public information about the Company to the Purchaser and neither the Purchaser nor any of its affiliates, officers or agents will solicit any material non-public information from the Company.

        Section 4.8  Intentionally Omitted.
                     ---------------------

        Section 4.9  No Stop Orders. The Company will advise the Purchaser
                     --------------
promptly and, if requested by the Purchaser, will confirm such advice in writing: (i) of the Company's receipt of notice of any request by the Commission for amendment of or a supplement to the Registration Statement, any Prospectus or for additional information; (ii) of the Company's receipt of notice of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of the suspension of qualification of the Shares for offering or sale in any jurisdiction or the initiation of any proceeding for such purpose; and (iii) of the Company's becoming aware of the happening of any event, which makes any statement of a material fact made in the Registration Statement or the Prospectus (as then amended or supplemented) untrue or which requires the making of any additions to or changes in the Registration Statement or the Prospectus (as then amended or supplemented) in order to state a material fact required by the Securities Act or the regulations thereunder to be stated therein or necessary in order to make the statements therein not misleading, or of the necessity to amend or supplement the Prospectus (as then amended or supplemented) to comply with the Securities Act or any other law. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, the Company will make all reasonable efforts to obtain the withdrawal of such order at the earliest possible time.

        Section 4.10  Amendments to the Registration Statement. The Company will
                      ----------------------------------------
not (i) file any amendment to the Registration Statement or make any amendment or supplement to the Prospectus which relates to the Purchaser, this Agreement and the transactions contemplated hereby of which the Purchaser shall not previously have been advised or to which the Purchaser shall reasonably object after being so advised or (ii) so long as, in the reasonable opinion of counsel for the Purchaser, a Prospectus is required to be delivered in connection with any purchase of Shares by the Purchaser, file any information, documents or reports pursuant to the Exchange Act without delivering a copy of such information, documents or reports to the Purchaser, promptly following such filing.

        Section 4.11  Prospectus Delivery. The Company shall file with the
                      -------------------
Commission a Prospectus Supplement on the first Trading Day immediately following the end of each Draw Down Pricing Period, and will deliver to the Purchaser, without charge, in such quantities as reasonably requested by the Purchaser, copies of each form of Prospectus and Prospectus Supplement on each Settlement Date. The Company consents to the use of the Prospectus (and of any amendment or supplement thereto) in accordance with the provisions of the Securities Act and with the securities or Blue Sky laws of the jurisdictions in which the Shares may be sold by the Purchaser, in connection with the offering and sale of the Shares and for such period of time thereafter as the Prospectus is required by the Securities Act to be delivered in connection with sales of the Shares. If during such period of time any event shall occur that in the judgment of the Company and its counsel or in the opinion of counsel for the Purchaser is required to be set forth in the Prospectus (as then amended or supplemented) or should be set forth therein in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary to supplement or amend the Prospectus to comply with the Securities Act or any other law or regulation, the Company will forthwith prepare and, subject to the provisions of Section 4.10 above, file with the Commission an appropriate supplement or amendment thereto, and will expeditiously furnish to the Purchaser a reasonable number of copies thereof.

        Section 4.12  Other Financing. If the Company enters into any definitive
                      ---------------
financing agreement with a third party, the primary purpose of which is to obtain equity financing for the Company, including, without limitation, an underwritten public offering (an "Other Financing"), the Company shall promptly
                                  ---------------
notify the Purchaser of such Other Financing. If the Company enters into an Other Financing during a Draw Down Pricing Period, the Purchaser shall have the options set forth in Section 6.1(k) hereof. As used herein, "Other Financing"
                                                              ---------------
shall not include the Company (i) entering into a loan, credit or lease facility with a bank or financing institution (including any equity component thereof),
(ii) establishing an employee stock option plan or agreement (iii) issuing shares of Common Stock in connection with the Company's current option plans (as the same may be amended from time to time), stock purchase plans, rights plans, currently outstanding warrants or options, or increase the number of shares available under any such plans (the primary purpose of which is not to raise equity), (iv) issuing shares of Common Stock in connection with any licensing arrangements and collaborative agreements, and (v) issuing shares of Common Stock and/or preferred stock in connection with the formation and maintenance of strategic partnerships, alliances or joint ventures and the acquisition of companies, products, licenses or other assets (each a "Permitted Transaction").
                                                        ---------------------

        Section 4.13  Notices. The Company shall immediately notify the
                      -------
Purchaser that (i) a Material Adverse Effect or Material Change in Ownership has occurred or (ii) the Company has entered into an Other Financing.

                                   ARTICLE V


               Conditions to Closing, Draw Downs and Call Options

        Section 5.1 Conditions Precedent to the Issuance of a Draw Down Notice.
                    ----------------------------------------------------------
The issuance by the Company of a Draw Down Notice, and its obligation thereby to sell the Shares to the Purchaser, is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and each Settlement Date, as applicable, of each of the conditions set forth below. These conditions are for the Company's sole benefit and may be waived by the Company at any time in its sole discretion.

        (a)  Accuracy of the Purchaser's Representations and Warranties.  The
             ----------------------------------------------------------
representations and warranties of the Purchaser in this Agreement shall be true and correct in all material respects as of the date when made and as of each Draw Down Exercise Date and Settlement Date, as applicable, as though made at that time, except for representations and warranties that are expressly made as of a particular date.

        (b)  Registration Statement.  The Company shall have Shares registered
             ----------------------
under the Registration Statement which are valued on the Draw Down Exercise Date and Settlement Date, as applicable, in an amount equal to or in excess of the dollar amount value of the Shares issuable pursuant to such Draw Down Notice or Call Option. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission and shall have been amended or supplemented, as required, to disclose the sale of the Shares, on or prior to each Draw Down Exercise Date and Settlement Date, as applicable, and there shall be no stop order suspending the effectiveness of the Registration Statement.

        (c)  Performance by the Purchaser.  The Purchaser shall have performed,
             ----------------------------
satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to each Draw Down Exercise Date and Settlement Date, as applicable.

        (d)  No Injunction.  No statute, regulation, executive order, decree,
             -------------
ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (e)  No Suspension, Etc.  Trading in the Common Stock shall not have
             -------------------
been suspended by the Commission or the Nasdaq National Market or an Alternate Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to such Draw Down Exercise Date or Settlement Date, as applicable) and, at any time prior to each Draw Down Exercise Date, trading in securities generally as reported on Nasdaq National Market or an Alternate Market shall not have been suspended or limited, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in, any financial market which, in each case, in the reasonable judgment of the Company, makes it impracticable or inadvisable to issue the Shares.

        (f)  No Proceedings or Litigation.  No action, suit or proceeding before
             ----------------------------
any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

        Section 5.2  Conditions Precedent to the Obligation of the Purchaser to
                     ----------------------------------------------------------
Close. The obligation hereunder of the Purchaser to enter this Agreement is
-----
subject to the satisfaction or waiver, at or before the Closing, of each of the conditions set forth below. These conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

        (a)  Accuracy of the Company's Representations and Warranties. Each of
             --------------------------------------------------------
the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Closing Date, as though made at that time, except for representations and warranties that speak as of a particular date.

        (b)  Performance by the Company.  The Company shall have performed,
             --------------------------
satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Closing.

        (c)  Effective Registration Statement. The Registration Statement

             --------------------------------
registering the offer and sale of the Shares shall have been declared effective by the Commission on or prior to the Closing Date and there shall be no stop order suspending the effectiveness of the Registration Statement.

        (d)  No Injunction.  No statute, rule, regulation, executive order,
             -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (e)  No Proceedings or Litigation.  No action, suit or proceeding before
             ----------------------------
any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

        (f)  Opinion of Counsel, Etc.  At the Closing, the Purchaser shall hav
             -----------------------
received an opinion of counsel to the Company, dated the Closing Date, in the form of Exhibit A hereto, a secretary's certificate, dated the Closing Date, in the form of Exhibit B hereto, and such other certificates and documents as the Purchaser or its counsel shall reasonably require incident to the Closing.

        Section 5.3  Conditions Precedent to the Obligation of the Purchaser to
                     ----------------------------------------------------------
Accept a Draw Down Notice and Purchase the Shares.  The obligation hereunder of
-------------------------------------------------
the Purchaser to accept a Draw Down Notice and to acquire and pay for the Shares on any Settlement Date is subject to the satisfaction or waiver, at or before each Draw Down Exercise Date and each Settlement Date, as applicable, of each of the conditions set forth below. The conditions are for the Purchaser's sole benefit and may be waived by the Purchaser at any time in its sole discretion.

        (a)  Accuracy of the Company's Representations and Warranties.  Each of
             --------------------------------------------------------
the representations and warranties of the Company shall be true and correct in all material respects as of the date when made and as of the Draw Down Exercise Date and Settlement Date, as applicable, as though made at that time, except for representations and warranties that speak as of a particular date.

        (b)  Registration Statement.  The Company shall have Shares registered
             ----------------------
under the Registration Statement which are valued on the Draw Down Exercise Date in an amount equal to or in excess of the dollar amount value of the Shares issuable pursuant to such Draw Down Notice or Call Option. The Registration Statement registering the offer and sale of the Shares shall have been declared effective by the Commission and shall have been supplemented, as required, to disclose the sale of the Shares prior to each Draw Down Exercise Date or each Settlement Date, as applicable, and there shall be no stop order suspending the effectiveness of the Registration Statement.

        (c)  No Suspension, Etc.  Trading in the Common Stock shall not have
             -------------------
been suspended by the Commission or the Nasdaq National Market or an Alternate Market (except for any suspension of trading of limited duration agreed to by the Company, which suspension shall be terminated prior to each Draw Down Exercise Date), and, on or as of the Draw Down Exercise Date or applicable Settlement Date or during the applicable Draw Down Pricing Period, trading in securities generally as reported by the Nasdaq National Market or an Alternate Market shall not have been suspended or limited, or minimum prices shall not have been established on securities whose trades are reported by the Nasdaq National Market or an Alternate Market, nor shall a banking moratorium have been declared either by the United States or New York State authorities, nor shall there have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on, or any material adverse change in any financial market which, in each case, in the judgment of the Purchaser, makes it impracticable or inadvisable to purchase the Shares. The Common Stock shall be listed on Nasdaq or an Alternate Market.

        (d)  Performance by the Company.  The Company shall have performed,
             --------------------------
satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company at or prior to the Draw Down Exercise Date and the Settlement Date and shall have delivered the Compliance Certificate substantially in the form attached hereto as Exhibit C.

        (e)  No Injunction.  No statute, rule, regulation, executive order,
             -------------
decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction which prohibits the consummation of any of the transactions contemplated by this Agreement.

        (f)  No Proceedings or Litigation.  No action, suit or proceeding before
             ----------------------------
any arbitrator or any governmental authority shall have been commenced, and no investigation by any governmental authority shall have been threatened, against the Company, or any of the officers, directors or affiliates of the Company seeking to restrain, prevent or change the transactions contemplated by this Agreement, or seeking damages in connection with such transactions.

        (g)  No Material Adverse Effect; No Material Change in Ownership. No
             -----------------------------------------------------------
Material Adverse Effect or Material Change in Ownership shall have occurred.


                                  ARTICLE VI


                          Draw Down Terms; Call Option

        Section 6.1  Draw Down Terms.  Subject to the satisfaction of the
                     ---------------
conditions set forth in this Agreement, the parties agree as follows:

        (a) The Company, may, in its sole discretion, issue a Draw Down Notice with respect to a Draw Down during each Draw Down Pricing Period of up to (i) $500,000 if the Threshold Price is equal to or greater than $3.00 and less than $4.00, (ii) $750,000 if the Threshold Price is equal to or greater than $4.00 and less than $5.00, and (iii) $1,500,000 if the Threshold Price is equal to or greater than $5.00 and less than $7.00 and (iv) an additional $500,000 for every $2.00 increase in the Threshold Price above $5.00; provided, however, that if
                                                   --------  -------
the Threshold Price is equal to or greater than $23.00, the Draw Down Amount may be equal to up to $6,000,000; provided, further, that the Company may, in
                                  --------  -------
Draw Down Notice with respect to any Draw Down Amount at any Threshold Price or any Draw Down Discount Percentage pursuant to terms mutually agreed upon by the Purchaser and the Company, which Draw Down the Purchaser will be obligated to accept. Notwithstanding the foregoing, the Purchaser shall not be required to accept any Draw Down Notice for which the Threshold Price is less than $5.00 after the Company and the Purchaser have completed Draw Downs, at Threshold Prices less than $5.00, in an aggregate amount of $15,000,000 or greater. Prior to issuing any Draw Down Notice, the Company shall have Shares registered under the Registration Statement which are valued in a dollar amount equal to or in excess of the Draw Down Amount.

        (b) The number of Shares to be issued in connection with each Draw Down shall be equal to the sum of the quotients (for each Trading Day of the Draw Down Pricing Period for which the VWAP equals or exceeds the Threshold Price) of
(x) 1/20th (or such other fraction the denominator of which equals the number of Trading Days during the Draw Down Pricing Period) of the Draw Down Amount divided by (y) the applicable Draw Down Discount Percentage multiplied by the VWAP of the Common Stock for such Trading Day.

        (c)  Only one Draw Down shall be allowed in each Draw Down Pricing
Period.

        (d) The number of Shares purchased by the Purchaser with respect to each Draw Down shall be determined on a daily basis during each Draw Down Pricing Period and settled on the second Trading Day following the end of each Draw Down Pricing Period (the "Settlement Date").
                     ---------------

        (e) There shall be a minimum of five (5) Trading Days between the end of a Draw Down Pricing Period and the commencement of the next Draw Down Pricing Period, unless otherwise mutually agreed upon between the Purchaser and the Company.

        (f) There shall be a maximum of eighteen (18) monthly Draw Downs during the term of this Agreement.

        (g) Each Draw Down will expire on the end of the last Trading Day of each Draw Down Pricing Period.

        (h) If the VWAP on a given Trading Day is less than the Threshold Price, then the total amount of the Draw Down for the relevant Draw Down Pricing Period will be reduced by 1/20th (or such other fraction the denominator of which equals the number of Trading Days during the Draw Down Pricing Period). At no time shall the Threshold Price be set below $3.00, unless mutually agreed upon by the Company and the Purchaser. If trading in the Common Stock is suspended for any reason for more than three (3) hours in any Trading Day, at the Purchaser's option, the price of the Common Stock shall be deemed to be below the Threshold Price for that Trading Day and the Draw Down for the relevant Draw Down Pricing Period shall be reduced by 1/20th (or such other fraction the denominator of which equals the number of Trading Days during the Draw Down Pricing Period). Notwithstanding anything in the foregoing to the contrary, for each Trading Day during the Draw Down Pricing Period that the VWAP is less than the Threshold Price or is deemed to be below the Threshold Price pursuant to the immediately preceding sentence, the Purchaser may elect in its sole discretion to purchase Shares at a price equal to the Threshold Price multiplied by the Draw Down Discount Percentage at the end of such Draw Down Pricing Period. The Purchaser will inform the Company via facsimile transmission no later than 8:00 p.m. (eastern time) on the last Trading Day of such Draw Down Pricing Period as to the number of Shares, if any, the Purchaser chooses to purchase under such circumstances set forth in this Section 6.1(h).

        (i) The Company must inform the Purchaser via facsimile transmission before 9:30 a.m. (eastern time) on the first Trading Day of the Draw Down Pricing Period in substantially in the form attached hereto as Exhibit D (the "Draw Down Notice") of the Draw Down Amount the Company wishes to exercise. In
 ----------------
addition to the Draw Down Amount, the Company shall set the Threshold Price with each Draw Down Notice and shall designate the first Trading Day of the Draw Down Pricing Period. Notwithstanding anything in the foregoing to the contrary, if the Company wishes the Draw Down Exercise Date to be the first day of the Draw Down Pricing Period, the Draw Down Notice must be delivered to the Purchaser and receipt of such Draw Down Notice confirmed by the Purchaser prior to 9:30 a.m. (eastern time) on the date of such Draw Down Exercise Date.

        (j) On each Settlement Date, the Company shall deliver the Shares purchased by the Purchaser to the Purchaser or to The Depositary Trust Company ("DTC") on the
  ---

Purchaser's behalf via the Deposit Withdrawal Agent Commission system ("DWAC"),
                                                                        ----
and upon receipt of the Shares, the Purchaser shall cause payment therefor to be made to the account designated by the Company by wire transfer of immediately available funds provided that the Shares are received no later than 1:00 p.m., eastern time, or next day available funds if the Shares are received thereafter.

        (k) If during any Draw Down Pricing Period the Company shall enter into an Other Financing (other than shares of Common Stock issued under this Agreement or pursuant to a Permitted Transaction), the Purchaser may in its sole discretion (i) purchase the Draw Down Amount of shares of Common Stock and/or exercise Call Options granted during such Draw Down Pricing Period on the terms at which the Company issued shares of Common Stock in the Other Financing during such Draw Down Pricing Period, net of any third party's discount and fees, (ii) purchase the Draw Down Amount of shares of Common Stock and/or exercise Call Options granted during such Draw Down Pricing Period at the applicable Draw Down Discount Percentage times the VWAP for such Draw Down Pricing Period, or (iii) elect not to purchase any Shares during such Draw Down Pricing Period. The Purchaser shall notify the Company of its election on the Trading Day preceding the Settlement Date.

        (l) If on the Settlement Date, the Company fails to deliver the Shares to be purchased by the Purchaser, and such failure continues for ten (10) Trading Days, the Company shall pay, in cash or restricted shares of Common Stock, at the option of the Purchaser, as liquidated damages and not as a penalty to the Purchaser an amount equal to two percent (2%) of the Draw Down Amount for the initial thirty (30) days and each additional thirty (30) day period thereafter until such failure has been cured, which shall be pro rated for such periods less than thirty (30) days (the "Periodic Amount").
                                                  ---------------
Cash payments to be made pursuant to this clause (1) shall be due and payable immediately upon demand in immediately available cash funds. Certificates evidencing the restricted shares of Common Stock shall be delivered immediately upon demand. The parties agree that the Periodic Amount represents a reasonable estimate on the part of the parties, as of the date of this Agreement, of the amount of damages that may be incurred by the Purchaser if the Company fails to deliver the Shares on the Settlement Date. If the Purchaser elects to receive shares of Common Stock instead of cash, the Purchaser shall have the right to demand registration once within twelve (12) months of the date of issuance of such shares of Common Stock and piggyback registration rights if the Company files a separate registration statement.

        (m) If during any Draw Down Pricing Period the Company reasonably believes an event may occur which would require the suspension of the Registration Statement, the Company shall notify the Purchaser before commencement of trading on any Trading Day (a "Section 6.1(m) Notice") and
                                               ---------------------
reduce the number of Trading Days in such Draw Down Pricing Period. The last Trading Day of such Draw Down Pricing Period shall be the Trading Day preceding the receipt of the Section 6.1(m) Notice; provided, however, that if the
                                          --------  -------
Company delivers the Section 6.1(m) Notice during trading hours on a Trading Day, then the last Trading Day of such Draw Down Pricing Period shall be the Trading Day on which the Section 6.1(m) Notice was received by the Purchaser.

        The Purchaser will purchase the Truncated Draw Down Allocation Amount for each of the Trading Days prior to receipt of the Section 6.1(m) Notice, for an aggregate purchase price determined in accordance with clauses (b) and (i) of this Section 6.1.

        In addition, the Purchaser may, at its option, elect to purchase Shares in an additional dollar amount equal to the product of the Draw Down Amount Requested, first multiplied by (x) a fraction, the numerator of which equals one
(1) and the denominator of which equals eighteen (18) or such other number of Trading Days in such Draw Down Pricing Period as the parties may have mutually agreed upon with respect to such Draw Down Pricing Period (eighteen or such other mutually agreed upon number being referred to herein as the "Trading Day
                                                                   -----------
Number"), and next multiplied by (y) that  number that is equal to the Trading
------
Day Number minus the number of Trading Days in the reduced Draw Down Pricing Period. The price per share for such additional dollar amount shall equal (i) the aggregate total of Truncated Draw Down Allocation Amounts during the reduced Draw Down Pricing Period divided by (ii) the number of Shares to be purchased during such reduced Draw Down Pricing Period.

        Upon receipt of the Section 6.1(m) Notice, the Purchaser may (x) elect to purchase the Common Stock at the Threshold Price for any Trading Day that the VWAP was below the Threshold Price during the reduced Draw Down Pricing Period in accordance with Section 6.1(i) hereof, (y) elect to purchase the Common Stock in the additional amount as set forth in the preceding paragraph of this Section 6.1(m), and (z) elect to exercise any unexercised Call Options by issuing a Call Option Notice to the Company, in each such case, no later than 10:00 a.m. (eastern time) on the first Trading Day after the end of the reduced Draw Down Pricing Period. The exercise price of the Call Option shall be based on the VWAP on the last Trading Day of the reduced Draw Down Pricing Period (in lieu of the VWAP as specified in clause (A) of Section 6.2(b) hereof) and otherwise determined in accordance with Section 6.2(b) hereof.

        The Settlement Date for the Truncated Draw Down Allocation Amount exercised during an effected Draw Down Pricing Period shall be the second Trading Day after receipt of the Section 6.1(m) Notice.

        Section 6.2  Purchaser's Call Option.
                     -----------------------
        (a) During each Draw Down Pricing Period, the Company at its sole discretion may grant to the Purchaser the right to exercise multiple call options of up to the applicable Draw Down Amount (a "Call Option"). The amount
                                                     -----------
of the Call Option shall be set forth in the Draw Down Notice. For each Trading Day during a Draw Down Pricing Period, the Purchaser may exercise a Call Option by providing notice to the Company of the exercise of a Call Option (the "Call
                                                                          ----
Option Notice"), substantially in the form attached hereto as Exhibit E.
--------------

        (b) The number of shares of Common Stock to be issued in connection with each Call Option shall equal (i) the Call Option Amount divided by (ii) the product of the applicable Draw Down Discount Percentage and the greater of (A) the VWAP for the Common Stock on the day the Purchaser issues its Call Option Notice and (B) the Threshold Price.

        (c) Each Call Option exercised shall be settled on the applicable Settlement Date.

        (d) The Threshold Price designated by the Company in its Draw Down Notice shall apply to each Call Option.

        (e)  For each Call Option that the Purchaser exercises pursuant to this
Section 6.2, the Purchaser must issue via facsimile a Call Option Notice to the Company no later than 8:00 p.m. (eastern time) on the day such Call Option is exercised. If the Purchaser does not exercise a Call Option by 8:00 p.m. (eastern time) on the last Trading Day of the applicable Draw Down Pricing Period, the Purchaser's Call Options with respect to that Draw Down Pricing Period shall terminate.

                                  ARTICLE VII

                                  Termination

        Section 7.1  Termination by Mutual Consent. The term of this Agreement
                     -----------------------------
shall be the earlier of (i) twenty-two (22) months from the Closing Date (the "Investment Period"), (ii) the date that all of the shares of Common Stock
 -----------------
registered under the Registration Statement have been issued and sold, and
(iii) the date the Purchaser has purchased in the aggregate $23,000,000 pursuant to all Draw Downs issued and Call Options granted and exercised. This Agreement may be terminated at any time by mutual consent of the parties.

        Section 7.2  Other Termination. The Company shall inform the Purchaser,
                     -----------------
and the Purchaser shall have the right to terminate this Agreement within the subsequent thirty (30) days (the "Event Period"), if (x) the Company enters into
                                  ------------
an Other Financing, including, without limitation, an equity line of credit transaction, without the prior consent of the Purchaser, which consent will not be unreasonably delayed, conditioned or withheld, which provides for (i) the issuance of Common Stock or securities convertible, exercisable or exchangeable into Common Stock at a discount to the then current market price of the Common Stock, except for such issuance in a public underwritten offering (ii) a mechanism for the reset of the purchase price of the Common Stock to below the then current market price of the Common Stock, or (iii) the issuance of Common Stock with warrants, which have an exercise price such that together with the price of the Common Stock would result in the issuance of shares of Common Stock at a per share price below the then current market price of the Common Stock,
(y) an event resulting in a Material Adverse Effect and has not been cured within thirty (30) days, or (z) Material Change in Ownership has occurred. The Purchaser may terminate this Agreement upon one (1) day's notice during the Event Period.

        Section 7.3  Effect of Termination. In the event of termination by the
                     ---------------------
Company or the Purchaser, written notice thereof shall forthwith be given to the other party and the transactions contemplated by this Agreement shall be terminated without further action by either party. If this Agreement is terminated as provided in Section 7.1 or 7.2 herein, this Agreement shall become void and of no further force and effect, except as provided in Section 9.9 hereof. Nothing in this Section 7.3 shall be deemed to release the Company or the Purchaser from any liability for any breach under this Agreement, or to impair the rights of the Company and the Purchaser to compel specific performance by the other party of its obligations under this Agreement.

                                 ARTICLE VIII

                                Indemnification

        Section 8.1  General Indemnity.
                     -----------------

        (a)  Indemnification by the Company. The Company will indemnify and hold
             ------------------------------
harmless the Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all reasonable attorneys' fees) to which the Purchaser, each of its directors, fund managers and officers, and each person, if any, who controls the Purchaser may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained, or incorporated by reference, in the Registration Statement relating to Common Stock being sold to the Purchaser (including any Prospectus Supplement filed in connection with the transactions contemplated hereunder which are a part of it), or any amendment or supplement to it, or (ii) the omission or alleged omission to state in that Registration Statement or any document incorporated by reference in the Registration Statement, a material fact required to be stated therein or necessary to make the statements therein not misleading, provided
                                                                    --------
that the Company shall not be liable under this Section 8.1(a) to the extent that a court of competent jurisdiction shall have determined by a final judgment (with no appeals available) that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act, undertaken or omitted to be taken by the Purchaser or such person through its bad faith or willful misconduct; provided, however, that the foregoing indemnity shall not apply to
            --------
any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement, any preliminary prospectus or the Prospectus (or any amendment or supplement thereto); and provided, further,
                                                             --------
that with respect to the Prospectus, the foregoing indemnity shall not inure to the benefit of the Purchaser or any such person from whom the person asserting any loss, claim, damage, liability or expense purchased Common Stock, if copies of the Prospectus were timely delivered to the Purchaser pursuant hereto and a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of the Purchaser or any such person to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Common Stock to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage, liability or expense.

     The Company will reimburse the Purchaser and each such controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Purchaser or any controlling person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding, except that the Company will not be liable to the extent a claim or action which results in a loss, claim, damage, liability or expense arises out of, or is based upon, an untrue statement, alleged untrue statement, omission or alleged omission, included in any Registration Statement, Prospectus or Prospectus Supplement or any amendment or supplement to the thereto in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, Prospectus or Prospectus Supplement.

        (b)  Indemnification by the Purchaser. The Purchaser will indemnify and
             --------------------------------
hold harmless the Company, each of its directors and officers, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act from and against any losses, claims, damages, liabilities and expenses (including reasonable costs of defense and investigation and all attorneys' fees) to which the Company and each director, officer and person, if any, who controls the Company may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages, liabilities and expenses (or actions in respect thereof) arise out of or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any Prospectus or Prospectus Supplement or any amendment or supplement to the Registration Statement or any Prospectus or Prospectus Supplement or (ii) the omission or alleged omission to state in the Registration Statement or any Prospectus or Prospectus Supplement or any amendment or supplement to the Registration Statement or any Prospectus or Prospectus Supplement a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only to the extent, the untrue statement, alleged untrue statement, omission or alleged omission was made in reliance upon, and in conformity with, written information furnished by the Purchaser to the Company for inclusion in the Registration Statement, the Prospectus or Prospectus Supplement or an amendment or supplement thereto, and the Purchaser will reimburse the Company and each such director, officer or controlling person promptly upon demand for any legal or other costs or expenses reasonably incurred by the Company or the other person in investigating, defending against, or preparing to defend against any such claim, action, suit or proceeding.

        Section 8.2  Indemnification Procedures. Promptly after a person
                     --------------------------
receives notice of a claim or the commencement of an action for which the person intends to seek indemnification under paragraph (a) or (b) of Section 8.1, the person will notify the indemnifying party in writing of the claim or commencement of the action, suit or proceeding, but failure to notify the indemnifying party will not relieve the indemnifying party from liability under paragraph (a) or (b) of Section 8.1, except to the extent such indemnifying party has been materially prejudiced by the failure to give notice. The indemnifying party will be entitled to participate in the defense of any claim, action, suit or proceeding as to which indemnification is being sought, and if the indemnifying party acknowledges in writing the obligation to indemnify the party against whom the claim or action is brought, the indemnifying party may (but will not be required to) assume the defense against the claim, action, suit or proceeding with counsel satisfactory to it. After an indemnifying party notifies an indemnified party that the indemnifying party wishes to assume the defense of a claim, action, suit or proceeding the indemnifying party will not be liable for any legal or other expenses incurred by the indemnified party in connection with the defense against the claim, action, suit or proceeding except that if, in the opinion of counsel to the indemnifying party, one or more of the indemnified parties should be separately represented in connection with a claim, action, suit or proceeding the indemnifying party will pay the reasonable fees and expenses of one separate counsel for the indemnified parties. Each indemnified party, as a condition to receiving indemnification as provided in

Paragraph (a) or (b) or Section 8.1, will cooperate in all reasonable respects with the indemnifying party in the defense of any action or claim as to which indemnification is sought. No indemnifying party will be liable for any settlement of any action effected without its prior written consent. No indemnifying party will, without the prior written consent of the indemnified party, effect any settlement of a pending or threatened action with respect to which an indemnified party is, or is informed that it may be, made a party and for which it would be entitled to indemnification, unless the settlement includes an unconditional release of the indemnified party from all liability and claims which are the subject matter of the pending or threatened action.

     If for any reason the indemnification provided for in this Agreement is not available to, or is not sufficient to hold harmless, an indemnified party in respect of any loss or liability referred to in paragraph (a) or (b) of Section 8.1, each indemnifying party will, in lieu of indemnifying the indemnified party, contribute to the amount paid or payable by the indemnified party as a result of the loss or liability, (i) in the proportion which is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and by the indemnified party on the other from the sale of stock which is the subject of the claim, action, suit or proceeding which resulted in the loss or liability or (ii) if that allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits of the sale of stock, but also the relative fault of the indemnifying party and the indemnified party with respect to the statements or omissions which are the subject of the claim, action, suit or proceeding that resulted in the loss or liability, as well as any other relevant equitable considerations.

                                  ARTICLE IX

                                 Miscellaneous

        Section 9.1  Fees and Expenses.
                     -----------------

        (a) The Company shall pay all reasonable fees and expenses related to the transactions contemplated by this Agreement; provided, that the Company
                                                 --------
shall pay, at the Closing, all reasonable attorneys fees and expenses (exclusive of disbursements and out-of-pocket expenses) incurred by the Purchaser of up to $50,000 in connection with the preparation, negotiation, execution and delivery of this Agreement. In addition, the Company shall pay all reasonable fees and expenses incurred by the Purchaser in connection with any amendments, modifications or waivers of this Agreement.

        (b) If on the fourteen (14) month anniversary of this Agreement, the Company has not requested Draw Downs in an aggregate amount of $3,000,000, the Company shall pay the Purchaser, at the option of the Purchaser, a fee equal to either (x) an amount equal to $300,000 in cash, or (ii) warrants to purchase 300,000 Shares at an exercise price of 110% of the VWAP of the Common Stock on the date of execution of this Agreement. The Purchaser shall have the right to demand registration once within twelve (12) months of the date of issuance of such warrants and piggyback registration rights if the Company files a separate registration statement.

        Section 9.2  Specific Enforcement, Consent to Jurisdiction.
                     ---------------------------------------------

        (a) The Company and the Purchaser acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent or cure breaches of the provisions of this Agreement and to enforce specifically the terms and provisions hereof or thereof, this being in addition to any other remedy to which any of them may be entitled by law or equity.

        (b) Each of the Company and the Purchaser (i) hereby irrevocably submits to the jurisdiction of the United States District Court and other courts of the United States sitting in the State of New York for the purposes of any suit, action or proceeding arising out of or relating to this Agreement and (ii) hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of such court, that the suit, action or proceeding is brought in an inconvenient forum or that the venue of the suit, action or proceeding is improper. Each of the Company and the Purchaser consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section shall affect or limit any right to serve process in any other manner permitted by law.

        Section 9.3  Entire Agreement; Amendment. This Agreement contains the
                     ---------------------------
entire understanding of the parties with respect to the matters covered hereby and, except as specifically set forth herein, neither the Company nor the Purchaser makes any representations, warranty, covenant or undertaking with respect to such matters. The parties hereto may not amend this Agreement or any rights or obligations hereunder without the prior written consent of the Company and each Purchaser to be affected by the amendment.

        Section 9.4  Notices.  Any notice, demand, request, waiver or other
                     -------
communication required or permitted to be given hereunder shall be in writing and shall be effective (a) upon hand delivery, by telecopy or facsimile (with telecopy or facsimile machine confirmation of delivery received) at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur. The addresses for such communications shall be:

If to the Company:         Nexell Therapeutics Inc.
                           9 Parker Avenue
                           Irvine, California 92618
                           Tel. No.:  (949) 470-9011
                           Fax No.:  (949) 586-2420
                           Attention: William A. Albright, Jr.

With copies to:            Latham & Watkins
                           135 Commonwealth  Drive
                           Menlo Park, California 94025
                           Tel. No.:  (650) 463-4600
                           Fax No.:  (650) 463-2600
                           Attention:  Alan C. Mendelson, Esq.

If to the Purchaser:       Acqua Wellington North American
                           Equities Fund, Ltd.
                           c/o Fortis Fund Services (Bahamas) Ltd.
                           Montague Sterling Centre
                           East Bay Street, P. O. Box SS-6238
                           Nassau, Bahamas
                           Tel. No:  (242) 394-2700
                           Fax No.:  (242) 394-9667
                           Attention:  Anthony L.M. Inder Rieden

With copies to:            Jenkens & Gilchrist Parker Chapin LLP
                           The Chrysler Building
                           405 Lexington Avenue
                           New York, NY  10174
                           Tel. No:  (212) 704-6000
                           Fax No:  (212)704-6288
                           Attention:  Christopher S. Auguste

     Any party hereto may from time to time change its address for notices by giving at least ten (10) days written notice of such changed address to the other party hereto.

        Section 9.5  Waivers. No provision of this Agreement may be waived other
                     -------
than by a written instrument signed by the party against whom enforcement of any such waiver is sought. No waiver by either party of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any other provisions, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter.

        Section 9.6  Headings. The article, section and subsection headings in
                     --------
this Agreement are for convenience only and shall not constitute a part of this Agreement for any other purpose and shall not be deemed to limit or affect any of the provisions hereof.

        Section 9.7  Successors and Assigns.  The Purchaser may not assign this
                     -----------------------
Agreement to any person other than affiliates of the Purchaser without the prior consent of the Company, in the Company's sole discretion. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns. After Closing, the assignment by a party to this Agreement of any rights hereunder shall not affect the obligations of such party under this Agreement.

        Section 9.8  Governing Law. This Agreement shall be governed by and
                     -------------
construed in accordance with the internal laws of the State of New York, without giving effect to the choice of law provisions.

        Section 9.9  Survival. The representations and warranties of the Company
                     --------
and the Purchaser contained in Article III and the covenants contained in
Article IV shall survive the execution and delivery hereof until the termination of this Agreement, and the agreements and covenants set forth in Article VIII of this Agreement shall survive the execution and delivery hereof and the Closing hereunder.

        Section 9.10  Counterparts. This Agreement may be executed in any number
                      ------------
of counterparts, all of which taken together shall constitute one and the same instrument and shall become effective when counterparts have been signed by each party and delivered to the other parties hereto, it being understood that all parties need not sign the same counterpart. In the event any signature is delivered by facsimile transmission, the party using such means of delivery shall cause four additional executed signature pages to be physically delivered to the other parties within five days of the execution and delivery hereof.

        Section 9.11  Publicity. The Company shall not issue any press release
                      ---------
or otherwise make any public statement or announcement with respect to this Agreement or the transactions contemplated hereby or the existence of this Agreement without the prior written consent of the Purchaser. In the event the Company is required by law or regulation to issue a press release or otherwise make a public statement or announcement with respect to this Agreement or the transaction contemplated hereby prior to or after the Closing, the Company shall consult with the Purchaser on the form and substance of such press release or other disclosure.

        Section 9.12   Severability. The provisions of this Agreement are
                       ------------
severable and, in the event that any court of competent jurisdiction shall determine that any one or more of the provisions or part of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision or part of a provision of this Agreement, and this Agreement shall be reformed and construed as if such invalid or illegal or unenforceable provision, or part of such provision, had never been contained herein, so that such provisions would be valid, legal and enforceable to the maximum extent possible.

        Section 9.13  Further Assurances. From and after the date of this
                      ------------------
Agreement, upon the request of the Purchaser or the Company, each of the Company and the Purchaser shall execute and deliver such instrument, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officer as of the date first above written.

                                            NEXELL THERAPEUTICS INC.



                                            By: /s/ William A. Albright, Jr.
                                               -----------------------------
                                                Name: William A. Albright, Jr.
                                                Title: President and Chief
                                                       Operating Officer


                                            ACQUA WELLINGTON NORTH
                                            AMERICAN EQUITIES FUND, LTD.




                                            By: /s/ Anthony L.M. Inder Rieden
                                               ------------------------------
                                                Name: Anthony L.M. Inder Rieden
                                                Title: Director

                               EXHIBIT A TO THE

                        COMMON STOCK PURCHASE AGREEMENT


                     FORM OF OPINION OF COMPANY'S COUNSEL


                    [LETTERHEAD OF _______________________]



        1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted. Each of the Company and its Subsidiaries is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary except for any jurisdiction in which the failure to be so qualified will not have Material Adverse Effect.

        2. The Company has the requisite corporate power and authority to enter into and perform its obligations under the Purchase Agreement and to issue and sell the Common Shares. The execution, delivery and performance of the Purchase Agreement by the Company and the consummation by it of the transactions contemplated thereby have been duly and validly authorized by all necessary corporate action and no further consent or authorization of the Company or its Board of Directors or stockholders is required. The Purchase Agreement has been duly executed and delivered by the Company and the Purchase Agreement constitutes a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms. The Common Stock is not subject to preemptive rights under the Company's Charter or By-Laws.

        3. The Shares have been duly authorized and, when delivered against payment in full as provided in the Purchase Agreement, will be validly issued, fully paid and nonassessable. Assuming the Shares are issued pursuant to an effective registration statement and any required prospectus supplement is filed and delivered as required by the Securities Act, the issuance and sale of the Shares to the Purchaser will not violate Section 5 of the Securities Act.

        4. The execution, delivery and performance of and compliance with the terms of the Purchase Agreement and the consummation by the Company of the transactions contemplated thereby (i) do not violate any provision of the Company's Charter or By-Laws, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any material agreement, mortgage, deed of trust, indenture, note, bond, license, lease agreement, instrument or obligation to which the Company is a party, (iii) create or impose a lien, charge or encumbrance on any property of the Company under any agreement or any commitment to which the Company is a party or by which the Company is bound or by which any of its respective properties or assets are bound, or (iv) result in a violation of any federal, state or local statute, rule, regulation, order, judgment or decree (including federal securities laws and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries are bound or affected, except, (in all cases other than violations pursuant to clause (i) above and clause (iv) to the extent of federal securities laws and regulations) for such conflicts, defaults, terminations, amendments, acceleration, cancellations and violations as would not, individually or in the aggregate, have a Material Adverse Effect.

        5. There is no action, suit, claim, investigation or proceeding pending or threatened against the Company or any Subsidiary which questions the validity of this Agreement or the transactions contemplated hereby or any action taken or to be taken pursuant hereto. There is no action, suit, claim, investigation or proceeding pending or, threatened, against or involving the Company, any Subsidiary or any of their respective properties or assets and which, if adversely determined, is reasonably likely to result in a Material Adverse Effect.

        6. No consent, approval or authorization of or designation, declaration or filing with any governmental authority on the part of the Company is required in connection with the valid execution and delivery of the Purchase Agreement, or the offer, sale or issuance of the Shares or the consummation of any other transaction contemplated by the Purchase Agreement (other than any filings which may be required to be made by the Company with the Commission, the Nasdaq Stock Market subsequent to the Closing, and, any registration statement which may be filed pursuant to the Purchase Agreement).

        7. The Registration Statement has been declared effective under the Securities Act and, to our knowledge, no stop order suspending its effectiveness has been issued and no proceedings for that purpose have been, to our knowledge, instituted or are pending or threatened before or contemplated by the Commission.

                                   EXHIBIT B
                    TO THE COMMON STOCK PURCHASE AGREEMENT

                            SECRETARY'S CERTIFICATE

                               January __, 2001

     The undersigned, ______________________, Secretary of Nexell Therapeutics Inc., a Delaware corporation (the "Company"), delivers this certificate in connection with the issuance and sale of shares of common stock of the Company in an aggregate amount of $__________ to Acqua Wellington North American Equities Fund, Ltd. (the "Purchaser") pursuant to the Common Stock Purchase Agreement, dated January __, 2001 (the "Agreement"), by and among the Company and the Purchaser, and hereby certifies on the date hereof, that (capitalized terms used herein without definition have the meanings assigned to them in the Agreement):

     1. Attached hereto as Exhibit A is a true, complete and correct copy of the Amended and Restated Certificate of Incorporation of the Company as filed with the Secretary of State of the State of Delaware. The Certificate of Incorporation of the Company has not been further amended or restated, and no document with respect to any amendment to the Amended and Restated Certificate of Incorporation of the Company has been filed in the office of the Secretary of State of the State of Delaware since ______ __, 2000, the date shown on the face of the state certification relating to the Company's Amended and Restated Certificate of Incorporation, which is in full force and effect on the date hereof, and no action has been taken by the Company in contemplation of any such amendment or the dissolution, merger or consolidation of the Company.

     2. Attached hereto as Exhibit B is a true and complete copy of the By-laws of the Company, as amended and restated through, and as in full force and effect on, the date hereof, and no proposal for any amendment, repeal or other modification to the By-laws of the Company has been taken or is currently pending before the Board of Directors or stockholders of the Company.

     3. Attached hereto as Exhibit C is a true and correct copy of all written actions and resolutions of the Board of Directors (including any committees thereof) of the Company relating to the Agreement and the transactions contemplated thereby; said actions and resolutions have not been amended, rescinded or modified since their adoption and remain in full force and effect as of the date hereof; said actions and resolutions are the only resolutions adopted by the Board of Directors of the Company, or any committee thereof, pertaining to (A) the offering of the Common Stock to be sold by the Company pursuant to the Agreement, (B) the execution and delivery of the Agreement and
(C) all other transactions in connection with the foregoing.

     4. Each person who, as an officer of the Company, or as attorney-in-fact of an officer of the Company, signed (A) the Agreement, (B) the Registration Statement and (C) any other document delivered prior hereto or on the date hereof in connection with the transactions contemplated by the Agreement, was duly elected, qualified and acting as such officer or duly appointed and acting as such attorney-in-fact, and the signature of each such person appearing on any such document is his genuine signature.

     5. The Agreement as executed and delivered on behalf of the Company has been approved by the Company.

     6. The actions, resolutions and other records of the Company relating to all of the proceedings of the Stockholders of the Company, the Board of Directors of the Company and any committees thereof made available to the Purchaser and its counsel are the true, correct and complete copies thereof, with respect to all proceedings of said Stockholders, Board of Directors and committees thereof. Such records and other documents of the Company made available to the Purchaser and its counsel were true and complete in all respects. There have been no material changes, additions or alterations in said records and other documents that have not been disclosed to the Purchaser.

     IN WITNESS WHEREOF, I have signed my name as of the date first above written.


                                    By:_____________________________
                                       Name:
                                       Title:   Secretary



     I, William Albright, Jr., President and Chief Operating Officer of Nexell Therapeutics Inc., do hereby certify that ______________________ is the duly elected, qualified and acting Secretary of the above mentioned company, and that the signature set forth above is her true and genuine signature.


     IN WITNESS WHEREOF, I have hereunto signed my name as of the date first above written.


                                    By:____________________________
                                      Name: William Albright, Jr.
                                       Title:  Chief Operating Officer

                                   EXHIBIT C

                    TO THE COMMON STOCK PURCHASE AGREEMENT

                            COMPLIANCE CERTIFICATE

          In connection with the issuance of shares of common stock of Nexell Therapeutics Inc. (the "Company") pursuant to the Draw Down Notice, dated ___________ delivered by the Company to Acqua Wellington North American Equities Fund, Ltd. (the "Purchaser") pursuant to Article VI of the Common Stock Purchase Agreement dated January __, 2001 by and between the Company and Acqua Wellington North American Equities Fund, Ltd. (the "Agreement"), the undersigned hereby certifies as follows:

     1. The undersigned is the duly elected Chief [Executive/Financial] Officer of the Company.

     2.     The representations and warranties of the Company set forth in
Section 3.1 of the Agreement are true and correct in all material respects as though made on and as of the date hereof, except for representations and warranties that speak as of a particular date.

     3. The Company has performed in all material respects all covenants and agreements to be performed by the Company on or prior to the Draw Down Exercise Date and the Settlement Date related to the Draw Down Notice and has complied in all material respects with all obligations and conditions contained in Section
5.3 of the Agreement.

          Capitalized terms used but not otherwise defined herein shall have the meanings assigned to them in the Agreement.

          The undersigned has executed this Certificate this _____ day of _________, 2001.


                                                 By:__________________________

                                                 Name:________________________

                                                 Title:_______________________

                                   EXHIBIT D
                    TO THE COMMON STOCK PURCHASE AGREEMENT

                           FORM OF DRAW DOWN NOTICE

     Reference is made to the Common Stock Purchase Agreement dated as of January __, 2001 (the "Purchase Agreement") between Nexell Therapeutics Inc., a Delaware corporation (the "Company"), and Acqua Wellington North American Equities Fund, Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     In accordance with and pursuant to Section 6.1 of the Purchase Agreement, the Company hereby issues this Draw Down Notice to exercise a Draw Down request for the Draw Down Amount indicated below.

     Draw Down Amount:________________________________

     Call Option Amount:______________________________

     Draw Down Pricing Period start date:_____________

     Draw Down Pricing Period end date:_______________

     Settlement Date:_________________________________

     Threshold Price:_________________________________

     Minimum Threshold Price:  $3.00
                               _______________________

     Market Capitalization:___________________________

     Dollar Amount and/or Number of Shares
     of Common Stock Currently Unissued
     under the Registration Statement:________________



Dated:________________

                                             ________________________________

                                             By:________________________________
                                                Name:
                                                Title:

                                             Address:___________________________
                                             Facsimile No.:_____________________
                                             Wire Instructions:_________________
                                             Contact Name:______________________

Receipt Acknowledged:

Acqua Wellington North American Equities Fund, Ltd.

By:_______________________________________________
  Name:
  Title:

                                   EXHIBIT E
                    TO THE COMMON STOCK PURCHASE AGREEMENT

                          FORM OF CALL OPTION NOTICE

To: ______________
Fax #:

     Reference is made to the Common Stock Purchase Agreement dated as of January __, 2001 (the "Purchase Agreement") between Nexell Therapeutics Inc., a Delaware corporation (the "Company"), and Acqua Wellington North American Equities Fund, Ltd. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

     In accordance with and pursuant to Section 6.2 of the Purchase Agreement, the Purchaser hereby issues this Call Option Notice to exercise a Call Option for the Call Option Amount indicated below.

     Call Option Amount Exercised:_________________________

     Number of Shares to be purchased:_____________________

     VWAP on the date hereof:______________________________

     Draw Down Discount Percentage:________________________

     Settlement Date:______________________________________

     Threshold Price:______________________________________

     Minimum Threshold Price:  $3.00
                               ____________________________

Dated:______________

                             Acqua Wellington North American Equities Fund, Ltd.

                             By:_______________________________
                             Name:
                             Title:

                             DISCLOSURE SCHEDULES
                         RELATING TO THE COMMON STOCK
                PURCHASE AGREEMENT, DATED AS OF JANUARY 8, 2001
                     BETWEEN NEXELL THERAPEUTICS INC. AND
              ACQUA WELLINGTON NORTH AMERICAN EQUITIES FUND, LTD.

     ALL SECTION AND SUBSECTION NUMBERS AND LETTERS RELATE AND COINCIDE TO SUCH NUMBERS AND LETTERS AS SET FORTH IN THE COMMON STOCK PURCHASE AGREEMENT (THE "AGREEMENT"). ANY TERMS REQUIRING DEFINITION HEREIN ARE DEFINED IN THE AGREEMENT.

     ALL REPRESENTATIONS AND WARRANTIES SET FORTH IN THE AGREEMENT ARE MODIFIED IN THEIR ENTIRETY BY THESE DISCLOSURE SCHEDULES. THE DISCLOSURES CONTAINED IN THESE DISCLOSURE SCHEDULES SHALL BE READ IN THEIR ENTIRETY, AND ALL THE DISCLOSURES SHALL BE READ TOGETHER.